[Charles A. Cleveland Letterhead]

August 8, 2000

Affordable Telecommunications Technology Corporation
6227 Southwest Freeway
Houston, Texas 77074

Re:      Affordable Telecommunications Technology Corporation
         -- Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Affordable Telecommunications Technology Corporation, a Texas corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of an aggregate of 3,711,100 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share ("Common Stock"), all of which may to be sold by certain stockholders of the Company (the "Selling Stockholders").

I have examined the Registration Statement and such documents and records of the Company and other documents as I had deemed necessary for purposes of this opinion. We have not made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters. In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, and the authenticity of all documents submitted to us.

We have not undertaken any independent investigation to determine facts bearing on this opinion, and no inference as to the best of our knowledge of facts based on an independent investigation should be drawn from this representation.

Based upon the foregoing, I am of the opinion that upon the happening of the following events, at or prior to the time of the delivery of the Common Stock,

         (a)  due action by the Board of  Directors  of the Company  authorizing
              the   issuance   and/or   sale  of  the  Shares  by  the   Selling
              Shareholders;

         (b) filing of the Registration Statement and any amendments thereto and the becoming effective of the Registration Statement; and


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Affordable Telecommunications Technology Corporation
August 8, 2000
Page 2


         (c) due execution by the Company and registration by its registrars of the Shares of the Selling Shareholders and sale thereof as contemplated by the Registration Statement and in accordance with the aforesaid corporate and governmental authorizations, the Shares are duly authorized for issuance and are validly issued, fully paid and nonassessable. We have assumed that neither the issuance and delivery of the Common Stock nor the compliance by the Company with the terms of the Common Stock will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company. We have also assumed there shall not have occurred any change in law affecting the validity or enforceability of the Common Stock.

I consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included as a part of the Registration Statement. In giving this consent, I do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is given as of the date hereof, and we disclaim any duty to advise you regarding any changes in the matters addressed herein and assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose or furnished, or quoted to, or relied upon by any other person, firm or corporation for any purpose without our prior express written consent.

Very truly yours,

CHARLES A. CLEVELAND, P.S.

By:
   ---------------------------------
         Charles A. Cleveland


CAC:lrb